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                                                                    EXHIBIT 10L

                                  AMENDMENT TO

                          ANALYSIS & TECHNOLOGY, INC.

                          SAVINGS AND INVESTMENT PLAN



WHEREAS, Analysis & Technology, Inc. (the "Employer") heretofore adopted the Analysis & Technology, Inc. Savings and Investment Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1995, as follows:

1. Section 1.15 of the Plan shall be amended to read in its entirety as follows:

        1.15 "NORMAL RETIREMENT DATE" shall mean a Participant's sixty-fifth
        (65th) birthday; provided, however, that any Participant who was a participant in the Applied Science Associates, Inc. 401(k) Retirement Savings Plan (the "ASA Plan") and whose account balance under the ASA Plan was transferred to this Plan in connection with the merger of the ASA Plan with this Plan, the Normal Retirement Date for any such Participant shall be the date such Participant attains age fifty-nine and one-half (59-1/2).

2. Section 7.1 of the Plan shall be amended to read in its entirety as follows:

        7.1 MANNER OF PAYMENT. The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) by any of the following methods, as elected by the Participant or, when applicable, the Participant's
        Beneficiary:

        (a)   in a single lump-sum payment; or

        (b) provided the Participant's vested Account exceeds $3,500, in periodic installments (at least annual), subject to the minimum distribution rules set forth below.

        If a distribution is made in installments the following rules shall apply:

        (a) Payments to Participant or to Participant and Surviving Spouse. Payment shall commence no later than a date provided for in
              Section 7.2 below. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant (or the joint life expectancy of the Participant and the Participant's spouse) determined as of the Valuation Date preceding the first payment and reduced by one for each succeeding year.



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        (b)   Payments to Participant and Non-Spouse Beneficiary.  Payment shall commence no later than a date provided for in Section 7.2 below. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the joint life expectancy of the Participant and the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year. Payments shall be restricted under this option to insure compliance with the minimum distribution incidental death benefit requirement of
              Section 401(a)(9) of the Code and the regulations promulgated thereunder.

        (c) Payments to Beneficiary. Payment shall commence no later than a date provided for in Section 7.6 below. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

        (d) Recalculation of Life Expectancy. If distribution is to be made over the life expectancy of the Participant or, where the Participant's spouse is his Beneficiary, the life expectancy of the Participant's surviving spouse, or the joint life expectancy of the Participant and his spouse, such life expectancy or joint life expectancy, at the election of the Participant or his surviving spouse, as the case may be, may be recalculated annually. Any such election shall be irrevocable as to the Participant (and spouse, if applicable) and shall apply to all subsequent years. In no event, however, shall the life expectancy of a non-spouse Beneficiary be recalculated.

        Distribution of the portion of a Participant's Account invested in Employer stock, if any, shall be made, at the election of the Participant or his Beneficiary, as the case may be, either in the form of Employer stock or in the form of cash, or partly in Employer stock and partly in cash; provided, however, that in all events, cash may be paid in lieu of fractional shares.

3. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 1st day of December, 1994.
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                           ANALYSIS & TECHNOLOGY, INC.

                           By:/S/ DAVID M. NOLF
                              ------------------------------------
                              Executive Vice President



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